EXHIBIT 15





April 15, 2005



To the Board of Directors and Shareholders of Sysco Corporation:


We are aware of the incorporation by reference in the Registration Statement (Form S-3) of Sysco Corporation for the registration of $1,500,000,000 of debt securities of our reports dated November 10, 2004 and February 10, 2005 relating to the unaudited condensed consolidated interim financial statements of Sysco Corporation that are included in its Forms 10-Q for the quarters ended October 2, 2004 and January 1, 2005.


/s/ Ernst & Young, LLP
Houston, Texas
April 15, 2005